UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
June 11, 2010

Extreme Home Staging, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52595	14-1961383
(Commission File Number)	(IRS Employer Identification No.)

500 North Dearborn Street Suite 605
Chicago, Illinois 60654

(Address of Principal Executive Offices)      (Zip Code)

Tel:   312 379-1800
Fax:   312 379-1801

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

4507 15th Ave.
Brooklyn, NY 11219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 TABLE OF CONTENTS

		Page

ITEM 1.01:	Entry into a Material Definitive Agreement	3
ITEM 2.01	Completion of an Acquisition or Disposition of Assets	3

	FORM 10 DISCLOSURES	4

Item 1	Business	4
Item 1A	Risk Factors	9
Item 2.	Management Discussion & Analysis and Plan of Operation	18
Item 3.	Properties	19
Item 4	Security Ownership of Certain Beneficial Owners and Management	20
Item 5	Directors and Executive Officers	20
Item 6	Executive Compensation	21
Item 7	Certain Relationships and Related Transactions, and Director Independence	21
Item 8	Legal Proceedings	21
Item 9	Market Price of and Dividends on the Registrants Common Equity & Related Shareholder Matters.	21
Item 10	Recent Sales of Unregistered Securities	22
Item 11	Description of Securities	22
Item 12	Indemnification of Directors and Officers	23
Item 13	Financial Statements and Supplementary Data	23
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	23
Item 15	Financial Statements & Exhibits

(a)	Financial Statements	26
(b)	Exhibits	25

ITEM 3.02	Unregistered Sales of Equity Securities	24
ITEM 5.01	Change in Control of Registrant	24
ITEM 5.03	Amendments to Articles Of Incorporation Or Bylaws; Change In Fiscal Year.	24
ITEM 5.06	Change in Shell Company Status.	24
ITEM 9.01	Other Events	25
	Signatures	25

Forward-Looking Statements

This Form 8K includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this annual report, other than statements of historical fact, that address activities, events, developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	Our future operating results;

•	Our business prospects and the prospects of our portfolio companies and their ability to achieve their objectives;

•	Our ability to make investments consistent with our investment objective;

•	The impact of investments that we hold or expect to make

•	The dependence of our future success on the general economy

•	Our debt and equity financings and investments;

•	The adequacy of our cash resources and working capital; and

•	The timing of cash flows, if any, from the operations of our portfolio companies

We undertake no obligation to update or revise any forward-looking statements made herein.

ITEM 1.01:    Entry into a Material Definitive Agreement

Reverse Merger

On June 11, 2010 we entered into and closed an Agreement and Plan of Share Exchange   with Q Lotus, Inc., a  company organized under  the laws of the state of Nevada,  and its sole shareholder, Marckensie Theresias  pursuant to which we acquired 100% of the issued and outstanding capital stock of Q Lotus, Inc.  in exchange for  the issuance of 10,000,000  shares of our common stock, par value $0.0001.  The 10,000,000 shares we issued to Marckensie Theresias  constituted 57.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange , on June 10, 2010 we entered into a cancellation agreement, or the Cancellation Agreement, with Marckensie Theresias  our controlling stockholder, whereby Marckensie Theresias agreed to the cancellation of 8,850,000  shares of our common stock owned by him.

 ITEM 2.01:   Completion of an Acquisition or Disposition of Assets

On June 11, 2010 , we completed the acquisition of Q Lotus, Inc. pursuant to the Agreement and Plan of Share Exchange. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Q Lotus, Inc.  is considered the acquirer for accounting and financial reporting purposes.   As a result of the Exchange, Q Lotus, Inc. became a wholly-owned subsidiary of Extreme Home Staging, Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

DESCRIPTION OF BUSINESS

Extreme Home Staging, Inc. was incorporated on May 3, 2006 by Certificate of Incorporation issued pursuant to Nevada state law.  As a result of our acquisition of Q Lotus, Inc. we have adopted the business plan of Q Lotus, Inc.   The Company plans to change its name to Q Lotus Holdings, Inc. (QLHI) to better reflect the business of the Company.

Business Overview:

The Company will operate as a diversified investment company whereby the Company plans to make capital investments in a variety of privately held companies.  The Company anticipates that the primary revenue-generating source will come from interest, dividends and capital appreciation the Company will generate from its capital investments (both loans and equity) in both (i) startup companies with proprietary technology and (ii) medium sized businesses with an established operating history.

We plan to initiate corporate bond offerings to raise capital for our planned investments utilizing as collateral our portfolio of gold and other minerals held by our wholly owned subsidiary Q Lotus, Inc.  By independent appraisals at the time of the closing of the acquisition of Q Lotus, Inc. the company’s gold and other mineral assets were determined by qualified experts to have a fair market value of approximately one hundred eight billion dollars ($182 Billion USD).  The proceeds generated from the bond offerings will be deployed in our investments in our portfolio companies and for operating expenses.

Investment Selection

We are committed to a value oriented philosophy which will be used by the investment professionals who will manage our portfolio and seek to minimize the risk of capital loss without foregoing potential for capital appreciation.

We have identified several criteria that we believe are important in identifying and investing in prospective portfolio companies.  These criteria provide general guidelines for our investment decisions; however, we caution that not all of these criteria will be met by each prospective portfolio company in which we choose to invest.

Generally, we seek to use the experience and expertise of our CEO, Marckensie Theresias and access to market information to identify investment candidates and to structure investments quickly and effectively.

Value orientation and positive cash flow

Our investment philosophy places a premium on fundamental analysis from an investor’s perspective and has a distinct value orientation. We focus on companies in which we can invest at relatively low multiples of operating cash flow and that are profitable at the time of investment on an operating cash flow basis. We plan to also invest in select start-up companies which have proprietary technologies, or a specialized niche that will enable the company to capitalize on its specialty to emerge as a market leader in its field.

 Experienced management and established financial sponsor relationship

We generally require that our portfolio companies have an experienced management team. We also require the portfolio companies to have proper incentives in place to induce management to succeed and to act in concert with our interests as investors, including having significant equity interests.

Strong and defensible competitive market position in industry

We seek to invest in target companies that have developed or are in the process of developing leading market positions within their respective markets and are or will be well positioned to capitalize on growth opportunities. We also seek companies that demonstrate significant competitive advantages versus their competitors, which should help to protect their market position and profitability.

Viable exit strategy

Our principal objective is long-term capital appreciation.  We may invest in debt securities of these companies, or may acquire an equity interest in the form of common or preferred stock, warrants or options to acquire stock or the right to convert the debt securities into stock.  We may invest alone, or as part of a larger investment group.   In addition, we may acquire either a minority or controlling interest in mature companies in a roll-up strategy.  .  The principal objective of acquisitions pursuant to a roll-up strategy would be to consolidate an industry and either sell the acquired entities as a larger unit, or take the unit public through an initial public offering, spin-off to our shareholders, or reverse merger into a publicly traded shell corporation.

We also  seek to invest in companies that we believe will provide a steady stream of cash flow to repay our loans and reinvest in their respective businesses. We expect that such internally generated cash flow, leading to the payment of interest on, and the repayment of the principal of, our investments in portfolio companies to be a key means by which we exit from our investments over time. In addition, we also seek to invest in companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay our investments through an initial public offering of common stock or another capital market transaction.

We believe it is critical to conduct extensive due diligence on investment targets. In evaluating new investments we plan to conduct a rigorous due diligence process that draws from our CEO, Mr. Marckensie Theresias’ experience, industry expertise and network of contacts. At the onset of operations, we will hire several skilled research analysts and structured finance experts (in both an employment and consulting capacity) to ensure that each transaction is structured so that the business is conducive to a favorable return on investment while minimizing undue risk exposure. Among other things, our due diligence is designed to satisfy that each prospective portfolio company will be able to meet its debt service obligations.

Flexible Transaction Structuring

We will seek to minimize the risk of capital loss without foregoing potential for capital appreciation. In making investment decisions, we seek to invest in companies that we believe can generate positive risk-adjusted returns.

Mr. Theresias has more than 10 years of experience in the investment management industry. We expect that as a result of his in-depth coverage and experience as well as that of the other investment professionals, will enable us to invest throughout various stages of the economic cycle and will provide us with ongoing market insights in addition to a significant investment sourcing engine.

Longer Investment Horizon with Attractive Publicly Traded Model

Unlike private equity and venture capital funds, we are not subject to standard periodic capital return requirements. Such requirements typically stipulate that funds raised by a private equity or venture capital fund, together with any capital gains on such invested funds, can only be invested once and must be returned to investors after a pre-agreed time period. We believe that our flexibility to make investments with a long-term view and without the capital return requirements of traditional private investment vehicles enables us to generate returns on invested capital and to be a better long-term partner for our portfolio companies.

Competition

Our primary competitors provide financing to middle-market companies and include business development companies, commercial and investment banks, commercial financing companies, and to the extent they provide an alternative form of financing, private equity funds. Additionally, because competition for investment opportunities generally has increased among alternative investment vehicles, such as hedge funds, those entities have begun to invest in areas they have not traditionally invested in, including investments in middle-market companies. As a result of these new entrants, competition for investment opportunities at middle-market companies has intensified. However, we believe that there has been a reduction in the amount of debt capital available for lending in new emerging growth companies and leveraged buyout transactions since the downturn in the credit markets.   This has resulted in a less competitive environment.

Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some competitors have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

Due Diligence

We believe it is critical to conduct extensive due diligence on investment targets and in evaluating new investments. We plan to conduct a rigorous due diligence process that is applied to prospective portfolio companies that draws from our CEO,  Marckensie Theresias’  experience, industry expertise and network of contacts. In conducting due diligence,  we plan to  use publicly available information as well as information from each companies  relationships with former and current management teams, consultants, competitors and investment bankers.

Our due diligence typically includes:

•	review of historical and prospective financial information;
•	on-site visits;
•	interviews with management, employees, customers and vendors of the potential portfolio company;
•	review of loan documents;
•	background checks; and
•	research relating to the company’s management, industry, markets, products and services and competitors.

Upon the completion of due diligence and a decision to proceed, the principals leading the investment present the investment opportunity to our Board of Directors for final approval.

Our Planned Portfolio

Our principal investment focus is to provide debt and loans to U.S. emerging growth and middle-market companies in a variety of industries. We generally seek to invest in companies from the broad variety of industries in which  in which our CEO  has direct expertise. The following is a representative list of the industries in which we may invest.

•        Aerospace/Defense

•        Broadcasting & Entertainment

•        Buildings & Real Estate

•        Business Services

•        Cable TV

•        Cargo Transport

•        Chemical, Plastics, & Rubber

•        Containers, Packaging, & Glass

•        Consumer Products

•        Education

•        Energy/Utilities

•        Healthcare, Education & Childcare

•        Leisure, Amusement, Motion Pictures,
Entertainment

•        Manufacturing/Basic Industry

•        Media

•        Oil & Gas

•        Other Media

•        Printing & Publishing

 •        Real Estate

•        Retail Store

•        Telecommunications

•        Transportation

•        Utilities

We may invest in other industries if we are presented with attractive opportunities.

Investments in Marketable Securities

Management may also make investments directly into hedge funds that specialize in specific areas of trading, which will reduce the specialized personnel costs associated with maintaining trading operations.

Real Estate Investments

In addition to private investments and marketable securities, the Company will also directly and indirectly purchase real estate, as Management feels that the low prices within the market represent substantial buying opportunities. Many economists are currently predicting that the housing market correction is nearing its end, and the Company could be in an excellent position to purchase large apartment complexes, industrial facilities, and commercial (Class A and Class B) properties that produce substantial rent rolls. The business could easily use its existing cash reserves to directly purchase real estate with the intent to refinance the properties at a later time.

Investor Profile

Private equity funds and venture capital groups have a very limited scope of people to which they can market their investment portfolio.

Among people that the Company will solicit for investment, Management has identified the following demographic profile:

•	Income of at least $500,000
•	Average net worth of $3,000,000
•	Is a bank, trust, or other private equity organization with at least $5,000,000 of assets.

Unfortunately, this business (for its investors) caters only to high net worth individuals that have an aggregate income of over $200,000 (if single) or $300,000 (if the client is married) or a net worth of at least one million dollars. Strict regulatory oversights prevent the Company from marketing the hedge fund to anyone that is not considered an accredited investor. These regulations may become more stringent as the Securities and Exchange Commission moves to have greater regulatory oversight over the hedge fund industry.

Furthermore, the Company may choose to conduct a Rule 144A offering to generate capital for its investments.

To be a qualified purchaser you must meet either of the following criteria:

a) Individuals who own $5 million in investments, which include securities, financial contracts entered into for investment purposes, cash, cash equivalents held for investment purposes, real estate held for investment purposes, CDs, bankers acceptances and other similar bank instruments held for investment purposes. Investments do not include real estate held for personal purposes, jewelry, art, antiques, and other collectibles. Debt used to acquire the investments is excluded from the value of the investments;

b) Institutional investors who own $25 million in investments;

c) A family owned company that owns $5 million in investments;

d) For trusts with less than $25 million, a trust where the trustee and each person who contributes assets to the trust is a Qualified Purchaser;

e) A "Qualified Institutional Buyer" under Rule 144A of the 33 Act, except that "dealers" under Rule 144 must meet the $25 million standard of the 1940 Act, rather than the $10 million standard of Rule 144A. Rule 144A generally defines a "Qualified Institutional Buyer" as institutions, including registered Investment Companies, that own and invest on a discretionary basis $100 million of securities that are affiliated with the institution, banks that own and invest on a discretionary basis $100 million in QIB securities and have an audited net worth of $25 million, and certain registered dealers;

f) A company owned beneficially only by Qualified Purchasers; however, a company will not be deemed to be a qualified purchaser if it was formed for the specific purposes of acquiring the securities offered by a 3(c)(7) fund.

Marketing Plan

The Company intends to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its targeted market. Below is an overview of the marketing strategies and objectives of Q Lotus, Holdings, Inc..

Marketing Objectives

•	Develop an online presence by developing a website and placing the Company’s name and contact information with online directories.
•	Establish relationships with other investment advisories within the United States business consultants, business brokers, and other investment professionals.

As the Company cannot directly market its services to the general public, the Company plan to hire a capital introduction firm to showcase the operations of the business to potential investors. These firms, for a commission, will introduce potential investors and investment groups to Management. These companies maintain extensive lists of accredited investors and institutions that frequently make investments into private investment companies.

The Company will also market itself to startups and established medium sized businesses that are seeking to raise $5,000,000 to $150,000,000. The Company will develop a website that showcases the criteria that the business seeks among its portfolio business. This website, its web address, and contact information will be listed among networks of websites that bring potential funding sources together with portfolio companies. This website will also have a portal for confirmed accredited investors to learn more about the Company’s operations and its investments.

Employees:

The company has no employees as of this date.   During the next twelve months, the Company plans to hire a Chief Financial Officer  for an  annual cash compensation of $85k-110K, a  chief operations officer, for an annual salary of $65k-75k, an administrator assistant for an annual salary of $35-45K and several office personnel.

Organization in the Last five Years.

The Company was incorporated on May 3, 2006 as Extreme Home Staging, Inc., by Certificate of Incorporation issued pursuant to laws of the State of Nevada.

On June 11, 2010 we entered into and closed an Agreement and Plan of  Share Exchange with Q Lotus, Inc., a  company organized under  the laws of the state of Nevada, and its sole shareholder, Marckensie Theresias  pursuant to which we acquired 100% of the issued and outstanding capital stock of Q Lotus, Inc.  in exchange for  issuance of 10,000,000  shares of our common stock, par value $0.0001.  The 10,000,000 we issued to Marckensie Theresias   constituted 57.6% of our issued and outstanding capital stock on a fully-diluted basis.

Material Commitments

We will have an ongoing commitment to pay the salaries, administrative expenses, legal and accounting expenses.  We also plan to outsource certain services as required, which we will be committed to pay on an  ongoing basis.

Purchase of Significant Equipment

The Company does not plan any purchases of significant Equipment in the next 12 months.

Off-Balance Sheet Arrangements:

We do not currently have any off-balance sheet arrangements.

Item 1A:   Risk Factors

Set forth below is a summary of certain risks that you should carefully consider before investing in our Common Stock.  See "Risk Factors" beginning on page 9 for a more detailed discussion of the risks of investing in our Common Stock.

Risks Relating to Our Business and Structure

We been recently acquired in a reverse merger transaction, we have  limited operating history and are subject to the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective.

We have been recently acquired in a reverse merger transaction. As a result, the Company has limited financial information on which you can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or become worthless.  We will need to raise funds in order to deploy the funds for investing  in our portfolio companies.   As a result, our ability to generate revenues in our initial years of operation will be based on our ability to raise funds, and invest our capital in suitable portfolio companies in a timely manner and generate income and capital appreciation from our investments.

We are dependent upon key management personnel of Marckensie Theresias, our CEO.   If we lose his services, our ability to implement our business strategy could be significantly harmed.

We depend on the experience, diligence, skill and network of business contacts of our CEO, Marckensie Theresias who  will identify, evaluate, negotiate, structure, close, monitor and service our investments. Our future success will depend to a significant extent on the  continued service and coordination of Marckensie Theresias who is also the Chairman of our Board of Directors and Chief Executive Officer,  and any other analysts or investment professionals he may hire.  The departure of any of these senior investment professionals could have a material adverse effect on our ability to achieve our investment objective. While our CEO,  Marckensie Theresias expects  to devote a majority of his business time to our operations, he  is not currently subject to an employment contract.

Our ability to grow will depend on our ability to raise capital.

We will need to access the capital markets to raise cash to fund new investments. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

Since we intend to borrow funds through debt offerings in order to make investments,  the potential for loss on amounts invested would be magnified and may increase the risk of investing in us.

The use of leverage magnifies the potential for loss on amounts invested and, therefore, increase the risks associated with investing in our securities.  We plan to raise capital and issue senior debt securities to institutional investors.  Lenders of these senior securities will have fixed dollar claims on our assets that are superior to the claims of our common shareholders and we would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets decreases, leveraging would cause our  value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively.

 Our ability to achieve our investment objective will depend on our ability to grow, which will depend, in turn, on our ability to identify, analyze, and invest in and finance companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis is largely a function of our CEO’s  proper structuring and implementation of the investment process, his ability to identify and evaluate companies that meet our investment criteria, his ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms. In order to grow, we may need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

We compete for investments with a number investment funds (including private equity funds and venture capital funds), reverse merger and special purpose acquisition company (“SPACs”) sponsors, investment bankers which underwrite initial public offerings, hedge funds that invest in private investments in public equity (“PIPE”), traditional financial services companies such as commercial banks, and other sources of financing.  Many of our competitors are substantially larger than us and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. There can be no assurance that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

A significant portion of our investment portfolio will not have a readily determinable market value and will be recorded at fair value as determined in good faith by our Board of Directors and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

We will value these securities quarterly at fair value as determined in good faith by our Board of Directors.

Certain factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our portfolio companies valuations  on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments.

We are unlikely to generate capital gains during our initial years of operation, and thus our income if any, during that period will likely be limited primarily to interest and dividends earned on specific investments prior to conversion thereof or as a return of capital.

Since we expect to have an average holding period for our portfolio company investments of one to three years, it is unlikely we will generate any capital gains during our initial years of operations and thus we may generate income in our initial years of operation principally from interest and dividends we may receive from some of our investments prior to our conversion thereof or as a return of capital.  However, our ability to generate revenues in our initial years of operation will be based on our ability to invest our capital in suitable portfolio companies in a timely manner and to realize capital gains from the disposition of our portfolio investments

In addition, the micro-cap and small-cap companies in which we intend to invest are generally more susceptible to economic downturns than larger operating companies, and therefore may be more likely to default on their payment obligations to us during recessionary periods.  Any such defaults could substantially reduce our net investment income.

Our quarterly and annual operating results will be subject to fluctuation as a result of the nature of our business, and if we fail to achieve our investment objective, the value of our common stock may decline.

We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the interest rates and dividend rates payable on our debt securities and preferred stock investments, respectively, the default rate on any such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.  In addition, the currently prevailing negative economic conditions may cause such default rates to be greater than they otherwise would be during a period of economic growth.

Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

Our Board of Directors has the authority to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. Nevertheless, the effects may adversely affect our business and impact our ability to make to generate revenues.

Changes in laws or regulations governing our operations may adversely affect our business.

We are, and our portfolio companies will be, subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Changes to the laws and regulations governing our may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. If legislation is enacted, new rules are adopted, or existing rules are materially amended, we may change our investment strategy. Such changes could result in material differences to the strategies and plans set forth in this prospectus and may result in our investment focus shifting.

We will  be subject to substantial fluctuation to our investments due to our focus on capital appreciation from equity investments.

Our primary emphasis will be to generate capital gains through our equity investments in such micro-cap and small-cap companies, which we expect to become public reporting companies with their securities being quoted on either a junior exchange or senior exchange.  We do not expect the securities in our publicly traded portfolio companies quoted on a junior exchange to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. We believe that typically this liquidity will develop in conjunction with an upgrade to a senior exchange listing, which may not occur until twelve to eighteen months after our investment is made, if at all.  However, there can be no assurance that our portfolio companies will obtain either a junior exchange or senior exchange listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of our publicly traded portfolio companies.

Even if our portfolio companies are successful in becoming publicly traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies.  In such case, there may be little or no demand for the securities of our portfolio companies in the public markets, we may have difficulty disposing of our investments, and the value of our investments may decline substantially.

We do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter.  This may result in substantial fluctuations in our revenue.  In addition, since we expect to have an average holding period for our portfolio company investments of one to three years, it is unlikely we will generate any capital gains during our initial years of operations.   However, our ability to generate revenues,  will be based on our ability to invest our capital in suitable portfolio companies in a timely manner and to realize capital gains from the disposition of our portfolio investments.

There are significant potential conflicts of interest which could impact our investment returns.

Our CEO  and future investment professionals may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates that may be formed in the future.

To the extent that we do not realize income we will have a greater need for additional capital to fund our investments and operating expenses.

 If we fail to generate net realized capital gains or to obtain additional funds, it would have a material adverse effect on our financial condition and results of operations as well as our ability to make follow-on and new investments. Because of the structure and objectives of our business, we may experience operating losses and expect to rely on proceeds from sales of investments, rather than on interest and dividend income, to pay our operating expenses. There is no assurance that we will be able to sell our investments and thereby fund our operating expenses.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

We plan to initiate debt offerings to generate the capital which will be deployed  for our investment opportunities, operating expenses and for payment of various fees and expenses.  Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objective, which may negatively impact our results of operations and reduce our ability generate revenues and profits.

 We incur significant costs as a result of being a public company.

As a public company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and other rules implemented by the SEC. We believe that complying with these rules and regulations may make some activities time-consuming and costly and may divert significant attention of our investment adviser’s Senior Investment Professionals from implementing our investment objective to these and related matters.

Risks Related to Our Portfolio Company Investments

Current market conditions have adversely affected the capital markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular.  These conditions make it more difficult for us to achieve our investment objective, particularly as they likely have an even greater impact on the micro-cap and small-cap companies we intend to target.  This may adversely affect the financial condition and operating results of certain micro-cap and small-cap companies in which we may invest, as well as reduce the availability of attractive micro-cap and small-cap targets for potential investment.

The U.S. economy continues to experience recessionary conditions and events have significantly constrained the availability of debt and equity capital for the market as a whole, although there are some positive economic indicators which are showing signs of recovery.  Further, recent events have also led to rising unemployment, deteriorating consumer confidence and a general reduction in spending by both consumers and businesses.

The generally distressed economic situation, together with the limited availability of debt and equity capital, including through bank financing, will likely have a disproportionate impact on the micro-cap and small-cap companies we intend to target for investment.  As a result, we will likely experience a reduction in attractive investment opportunities in prospective portfolio companies that fit our investment criteria.  In addition, our debt and equity investments in portfolio companies could be impaired to the extent such portfolio companies experience financial difficulties arising out of the current economic environment.  Our inability to locate attractive investment opportunities, or the impairment of our portfolio investments as a result of economic conditions, could have a material adverse effect on our financial condition and results of operations.

We are currently in a period of capital markets disruption and we continue to experience recessionary conditions.  These conditions are likely to have a more severe impact on micro-cap and small-cap companies, which may adversely affect our portfolio companies and reduce the number of potential micro-cap and small-cap company investments that meet our investment criteria.

The U.S. capital markets have been experiencing volatility and disruption, leading to recessionary conditions and depressed levels of consumer and commercial spending. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets.  A prolonged period of market illiquidity may have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions could also increase our portfolio companies’ funding costs, limit their access to the capital markets or result in a decision by lenders not to extend credit to them. These events could limit our investment originations, limit their ability to grow and negatively impact our operating results.

Our equity and debt investments in the companies that we are targeting may be extremely risky and we could lose all or part of our investments.

The securities  that we will invest in as a part of our initial investments will not be rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s or lower than “BBB-” by Standard & Poor’s), which investments are commonly referred to as “junk.” Indebtedness of below investment grade quality is regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal and is, therefore, commonly subject to additional risks.

We expect our investments will also include equity securities, including preferred securities convertible into common stock.  We also may receive warrants as part of our debt and equity investments.  These debt and equity investments will entail additional risks that could adversely affect our investment returns.

In addition, investment in the micro-cap and small-cap companies that we are targeting involves a number of significant risks, including:

	They may have limited financial resources and may be unable to meet their obligations, which may lead to bankruptcy or liquidation and the loss of our investment.


They typically have limited operating histories, narrower, less established product lines or offerings and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions, market conditions, operational risks and consumer sentiment in respect of their products or services, as well as general economic downturns.


At the time of our investment, since they are primarily privately owned, there is generally little publicly available information about these businesses; therefore, Marckensie Theresias, our CEO and  investment professionals and agents whom he will hire, will perform “due diligence” investigations on these portfolio companies, their operations and their prospects, we may not learn all of the material information we need to know regarding these businesses.


They are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us.


Since part of our investment process requires that these companies become publicly traded companies, they will need resources, processes, procedures and systems to satisfy the additional regulatory burdens, they will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC, and they may not be able to attract retail and institutional investor interest in the secondary market, all of which may have a material adverse impact on our portfolio companies and, in turn, on us.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under any debt securities that we hold and render our equity investments in that portfolio company worthless. In addition, a substantial portion of our investments will be in the form of equity, which will generally rank below any debt issued by our portfolio companies.

Even if our portfolio companies are successful in becoming publicly traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies.  In such case, there may be little or no demand for the securities of our portfolio companies in the public markets, we may have difficulty disposing of our investments, and the value of our investments may decline substantially.

Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.

Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments will usually prohibit the portfolio companies from paying interest or dividends on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company will typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

We may not realize any income or gains from our equity investments.

We intend to invest a substantial portion of our portfolio in equity securities, including convertible preferred securities and debt securities convertible into equity securities, of our portfolio companies. We may also receive warrants as part of our investments. These equity interests we acquire may not appreciate in value and, in fact, may decline in value if the company fails to perform financially or achieve its growth objectives.  We will generally have little, if any, control over the timing of any gains we may realize from our equity investments since the securities of our portfolio companies may have restrictions on their transfer or may not have an active trading market.

Equity investments also have experienced significantly more volatility in their returns and may under perform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of equity investments are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stock investments to which we have exposure. Equity prices fluctuate for several reasons including changes in investors' perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Since we intend to invest principally in equity securities, including convertible preferred securities and debt securities convertible into equity securities, of primarily micro-cap and small-cap companies, our primary emphasis will be to generate capital gains through our equity investments in portfolio companies.  Accordingly, although we may receive current income in the form of interest payments on our convertible debt investments and dividend payments on our convertible preferred equity investments, a substantial portion of the dividends we generate will likely be from the capital gains generated from the sale of our equity investments upon conversion of our convertible securities, the timing of which we cannot predict.  We do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter.

While our investments will typically be made in private companies, we expect that these companies will become public reporting companies with their common stock being initially quoted on either a junior exchange or senior exchange.  We do not expect the preferred equity of our portfolio companies to be listed or quoted on an exchange or quotation system. We also do not expect the common stock in our publicly traded portfolio companies listed on a junior exchange to initially have a large number of freely tradable shares available for sale or an active secondary trading market and, as such, the common stock will be illiquid until an active market develops. We believe that typically this liquidity will develop in conjunction with a senior exchange listing upgrade which may not occur until twelve to eighteen months after our investment is made, if at all.  Our convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a qualified public offering and/or a senior exchange listing for their common stock.  However, there can be no assurance that our portfolio companies will obtain either a junior or senior exchange listing or, even if a listing is obtained, that an active trading market will ever develop in the common stock of our publicly traded portfolio companies.

Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. Furthermore, due to the expected growth of our portfolio companies, we do not generally expect to receive dividend income from our common stock investments. In the case of cumulative preferred stock, there is no assurance that any dividends will ever be paid by a portfolio company.

We expect to concentrate our investments in micro-cap and small-cap companies, which are subject to many risks, including periodic downturns.

We expect to concentrate our investments in what we believe are public ready micro-cap and small-cap companies. In general, our focus on micro-cap and small-cap companies may affect our exposure to certain market segments, which may affect our financial performance — positively or negatively — depending on whether these segments are in or out of favor.

The revenues, income (or losses) and valuations of micro-cap and small-cap companies, can and often do fluctuate suddenly and dramatically. There is no assurance that decreases in market capitalizations will not occur, or that any decreases in valuations will be insubstantial or temporary in nature. Also, our portfolio companies may face considerably more risk of loss and may not have the same returns as companies in other industry sectors due to their growth nature.

Even if our portfolio companies are successful in becoming publicly-traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies.  In such case, there may be little or no demand for the securities of our portfolio companies in the public markets, we may have difficulty disposing of our investments, and the value of our investments may decline substantially.

Even if the equity securities of our public portfolio companies may be sold in the public markets, we expect these securities will initially be thinly traded and, as a result, the lack of liquidity in our investments may adversely affect our business, and will delay distributions of gains, if any.

While our investments will typically be made in private companies, we expect that, as part of our investment process, these companies will become public reporting companies with their common stock initially being quoted on either a junior exchange or senior exchange.  We do not expect the preferred equity of our portfolio companies to be listed or quoted on an exchange or quotation system. We do not expect the common stock in our public portfolio companies listed on a junior exchange to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. We believe that typically this liquidity will develop in conjunction with a senior exchange listing upgrade, which we do not expect to occur until twelve to eighteen months after our investment is made, if at all.  Our convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a senior exchange listing for their common stock. However, there can be no assurance that our portfolio companies will obtain either a junior exchange or senior exchange listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of our publicly traded portfolio companies.

We expect substantially all of the common stock we purchase in a portfolio company will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”).  As restricted securities, these shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to the requirements of Rule 144 or other applicable exemption from registration under the Securities Act, and in accordance with any applicable state securities laws.

Typically, we will seek to obtain registration rights in connection with our purchase of equity investments in a portfolio company.  As such, the portfolio company will generally be required to file a resale registration statement under the Securities Act to register for resale the shares of common stock we acquire.  Notwithstanding such registration rights, we will be largely unable to control the timing of completion of any such registration process given external factors beyond our control. Even if a resale registration statement is declared effective, there can be no assurances that the occurrence of subsequent events may not preclude a portfolio company’s ability to maintain the effectiveness of such registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in PIPE transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has indicated its position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities by selling shareholders on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. We believe that the SEC in most cases would permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.

SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since our portfolio companies will have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit our portfolio companies to register for resale.  The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that the liquidity in the common stock of our portfolio companies may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow our portfolio company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires our portfolio company to file a primary registration statement.

In the event our portfolio companies are unable to register their common stock for resale under the Securities Act, we may be able to resell our common stock investments pursuant to an exemption from the registration requirements under the Securities Act if we meet the conditions of Rule 144. Rule 144 currently provides that a non-affiliated person (and who has not been an affiliate during the prior three months) may sell all of his restricted securities in a reporting company beginning six months after purchase, provided the issuer remains current in its reporting obligations during the next six months.  However, an affiliated person may sell his restricted securities beginning six months after purchase, provided the following conditions are met: (i) the issuer is current in its reporting obligations, (ii) all sales are in brokerage transactions, (iii) a Form 144 is filed, and (iv) during every three months the number of shares sold does not exceed 1.0% of a company's outstanding common stock.

In some cases, we may be deemed an affiliate of our portfolio companies based on our level of stock ownership or our ability to influence control over our portfolio company.  As such, in the absence of an effective registration statement for our shares, we may be limited in the number of shares we may be able to sell in any three months period under Rule 144.  This illiquidity may make it difficult for us to sell such investments if the need arises. Also, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received by us in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws. Even if we are able to sell our investments without registration, we may be prohibited from selling or transferring our investments, through certain lock-up agreements, for a certain period, typically six months, following an underwritten registered offering by a portfolio company.

A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to a registration statement, may have a depressive effect upon the price of the common stock of our portfolio companies in any market that may develop.

Our failure to make additional investments in our portfolio companies could impair the value of our portfolio.

Following our initial investment in a portfolio company, we may have opportunities to make additional subsequent investments in that portfolio company. We may elect not to make such additional subsequent investments or otherwise lack sufficient funds to make those investments. We have the discretion to make any additional subsequent investments, subject to the availability of capital resources. The failure to make additional subsequent investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our prior investments, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired additional subsequent investment, we may elect not to make that investment because we may not want to increase our concentration of risk, because we prefer other opportunities. If our portfolio companies are not able to generate sufficient cash flow from operations, they may lack sufficient capital to continue to grow their businesses, or they may not be able to continue their operations at all.  If our portfolio companies lack sufficient capital before they are able to obtain a senior exchange  listing, there may be few, if any, options available to them to raise additional capital, jeopardizing the continued viability of, and our investments in, such portfolio companies.

Because we likely will not hold controlling equity interests in our portfolio companies, we may not be in a position to exercise control over such portfolio companies or to prevent decisions by management of such portfolio companies that could decrease the value of our investments.

Our equity investments will typically be non-controlling investments, meaning we will not be in a position to control the management, operation and strategic decision-making of the companies we invest in.  As a result, we will be subject to the risk that a portfolio company we do not control, or in which we do not have a majority ownership position, may make business decisions with which we disagree, and the stockholders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

Investing in primarily micro-cap and small-cap companies may present certain challenges to us, including the lack of available information about these companies.

In accordance with our investment strategy, we intend to make investments in primarily micro-cap and small-cap private companies. Generally, very little public information exists about these companies, and we are required to rely on the ability of the senior investment professionals to obtain adequate information to evaluate the merits of investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Resources could be expended in researching and negotiating investments that may never be consummated, even if non-binding letters of intent or definitive agreements are reached, which could materially adversely affect subsequent attempts to make other investments.

It is anticipated that the investigation of each specific target company and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific investment, the costs incurred up to that point for the proposed portfolio investment likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific portfolio investment, up to and including the execution of a definitive agreement, we may fail to consummate the portfolio investment for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.
Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.
The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.
For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.
There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our articles of incorporation and bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Nevada corporate law and our articles of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:  deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors; require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Item 2:   Management Discussion & Analysis and Plan of Operations:

We plan to operate as a diversified investment company.  We plan to make capital investments in a variety of privately held companies.  We anticipate that our primary revenue-generating source will come from our capital investments (both loans and equity) into startups with proprietary technology and medium sized businesses with an established operating history.

Our principal objective is long-term capital appreciation.  We may invest in debt securities of these companies, or may acquire an equity interest in the form of common or preferred stock, warrants or options to acquire stock or the right to convert the debt securities into stock.  We may invest alone, or as part of a larger investment group.   In addition, we may acquire either a minority or controlling interest in mature companies in a roll-up strategy.    The objective of acquisitions pursuant to a roll-up strategy would be to consolidate an industry and either sell the acquired entities as a larger unit, or take the unit public through an initial public offering, spin-off to our shareholders, or reverse merger into a publicly traded shell corporation.

Our common stock trades on the over the counter bulletin board under the symbol “EXSG.”

We plan to initiate corporate bond offerings to raise capital for our planned investments utilizing as collateral our portfolio of gold and other mineral assets held by our wholly owned subsidiary Q Lotus, Inc. The portfolio of mineral assets were deemed by independent sources to have a fair market value of approximately one hundred eight two billion dollars ($182Billion USD).  The proceeds generated from the bond offerings will be deployed in our investments in our portfolio companies.

We plan to raise approximately $500,000,000 as our initial bond offering.  We plan to complete the bond offering documents within 30 -60 days after which we plan to  meet with several investment banking firms to select an underwriter.  We believe it may take 90-120 days for the offering to be completed and receipt of a minimum of $200,000,000 to be received.  We will initially be offering Senior Notes that will bear a coupon interest rate of 4.75% and have a maturity of 5 years from the date of issuance with a "call" feature at 101% of par value in 36 months.

The Senior Notes will have at least a 5:1 asset valuation to debt ratio and there will be a "set aside" of not less than 24 months interest from the initial sale of the bonds.    The bonds will be secured by the portfolion of gold and other mineral assets described under “Properties”.

Proposed Budget for the Initial 12 months.

PROJECTED HIRING PLAN	SALARY	NUMBER OF EMPLOYEES

Chief Financial Officer	85-110K	1
Chief Operations Officer	60-75K	1
Admin Assistant	35-45K	1
General Office Personnel	25-35K	10
Research Analysts	40K	3-6

Additionally, management plans to outsource a variety services that may be required  to complement our hired staff.

As of March 31, 2010, the company had a cash balance of $ 804,882.68.

As of May 17, 2010, the Company had cash balance of approximately $66,000.

Item 3.  Properties

The Company’s office is located at 500 North Dearborn Street Suite 605 Chicago, Illinois 60654.

Q Lotus, Inc. our wholly owned subsidiary,  owns  the rights, titles, and interest in a portfolio of gold and other mineral assets.  All of the assets are free and clear of any liens and encumbrances.    The Company’s gold and other mineral assets were deemed to have a fair market value by qualified independent sources of one hundred eighty two billion ($182 Billion USD)   Complete valuation reports and assignments are attached as Exhibits.

Q Lotus, Inc.
Summary of Mineral Assets Acquired May 10, 2010

Legend Number	Claim Name	Location	Geologist	Valuation	Estimated Value of In-Situ Resources	Exhibits Attached
1	Harley Dome #10	Grand County, UT	Dell R. Foutz	The in place value was calculated using the current value of the noble metals in the carbonaceous ore. The avg depth was 23 ft with an ore density equal to 100 lbs per cu ft. The net value is $13,225 per ton. Total amount of ore equals 4,007,520 tons.	$53,000,000,000	Exhibit # 10.3
2	Harley Dome #11	Grand County, UT	Dell R. Foutz	The in place value was calculated using the current value of the noble metals in the carbonaceous ore. The avg depth was 23 ft with an ore density equal to 100 lbs per cu ft. The net value is $13,225 per ton. Total amount of ore equals 4,007,520 tons.	$53,000,000,000	Exhibit # 10.3
3	CORA, KEENAN, KELSO Claims	Pinal County, AZ	Ron Parker	The amount of in-situ resources in the form of precious metals and saleable commodities in the claims located in the alluvial black sands deposits are based on an over view of the Magnetite Placer deposits. Magnetite is the proven ore type as defined in the drilling of the alluvial fan.	$60,142,682,452	Exhibit # 10.4
4	RAMEX Portfolio	Jackson County, OR	Robert L. Salmon	The estimated value of the total reserves of silica claims on the Quartz Mountain is based on the amount of tonage in the 400 acre block at 100 feet depth which equals approximately 175,000,000 tons worth $80 per ton. This is by no means the total of the deposit.	$14,000,000,000	Exhibit # 10.5
5	Lucky Strike Portfolio	Jackson County, OR	ALS Laboratory Group	The analysis conducted consisted of a 30 gram gold fire acid digestion and lithium metaborate fusion with Inductively Coupled Plasma finish. The gold over limit analysis was 30 gram fire assay fusion with gravimetric finsih.	$2,280,000,000	Exhibit # 10.6
Summary

The multi-element analysis performed on the mineral deposits include proven ore types of precious metals such as magnetite, ilmenite, sand & gravel, gold, silver, platinum, palladium, and rhodium.  The in-situ resources in the form of precious metals and saleable commodities in the 32 BLM Claims has an aggregate value equal to $182.4 Billion.

					$182.4 Billion

Item 4.  Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of  June 14, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class

Common	Marckensie Theresias	10,000,000	Direct	57.6%

Common	All Officers & Directors as a Group	10,000,000	Direct	57.6%

The percent of class is based on  17,339,999  shares of common stock issued and outstanding as of June 14, 2010   Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of another person or entity shown in the table.

The business background descriptions of the newly appointed directors are as follows

Item 5.  Directors  & Executive Officers

Name	Age	Position	Date of Employment

Marckensie Theresias	35	President, Chief Executive Officer, Treasurer, Chairman of the Board	April 16, 2010

Marckensie Theresias became President and Chief Executive Officer of Extreme Home Staging, Inc. on April 16, 2010.  He has been President and chief Executive officer of Q Lotus, Inc. from March 2010 to the present and the  President and Chief Executive Officer of Q Lotus Private Equity, Inc. from 2005 to the present time, building the company into a successful financial services enterprise. Marckensie Theresias was a director of Rapid Fitness, Inc. from August 7, 2008 to November 7,  2008.   He obtained his degree in Computer Engineering from Florida International University in 1998.

The board of directors has no standing committees.

Family Relationships

There is no family relationship among any of our officers or directors.

Employment Agreements/ Terms of Office

Item 6.  Executive Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Equity Compensation Plan:

The Company has not issued any Employee Benefit Plan or Dividend Reinvestment Plan, thus none are being offered pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.

Our former officer, Milka Fixler  was  entitled to an annual base salary of $24,000 plus the annual sum of $6,000 for rent for providing the use of her Office to the Company.  This amounts to an aggregate sum of $30,000 for the fiscal year ended September  30, 2010 and 2009.

As of April 16, 2010, Milka Fixler is no longer an officer of the Company and no longer entitled to recieve any compensation.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Milka Fixler former CEO	2010	30,000	0	0	0	0	30,000
	2009	30,000	0	0	0	0	30,000
Marckensie Theresias, CEO	2010	0	0	0	0	0	0
	2009	0	0	0	0	0	0

*The sum of $30,000 represents officer's compensation and rent expenses incurred, but not paid out.  These sums were credited to Additional Paid in Capital as contributed capital by the Officer for the fiscal periods ending September 30, 2010 and 2009.
.
None of the principals own options or warrants or other securities convertible into the Common Stock of the Company.

Item 7.  Certain Relationships and Related Transactions

Our CEO, Marckensie Theresias has also been President and Chief Executive Officer of Q Lotus, Inc. since March 25, 2010, the entity that we acquired and is now a wholly owned subsidiary of our Company.  Furthermore, he is  President and Chief Executive Officer of Q Lotus Private Equity, Inc. from 2005 to the present time.  Q Lotus Private Equity Inc. is currently a dormant company and there is no planned activity for this company in the future.

Neither of us, nor our sole officer and director have  knowledge of any  parties that have a direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

Item 8.  Legal Proceedings

Neither  us, nor any of our officers or directors is a part’ to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Item 9.  Market Price of and Dividends on the Registrants Common Equity & Related Shareholder matters.

Our common stock is quoted under the symbol “EXSG” on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority, however there is not currently, nor has there ever been, an active trading market for our common stock, and no information is available for the prices of our common stock, as reported by www.quotemedia.com. The CUSIP number is 30226N 104.

As of June 11, 2010 there were 59 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Item 10.  Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

Item 11.  Description of Securities

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share of which 17,339,000 shares were outstanding on June 10, 2010. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.    See also Item 5.03 below:  Amendments to Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of preferred stock, par value of $0.001 in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

See also Item 5.03 below:  Amendments to Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

Item 12.  Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Item 13.  Financial Statements  and Supplementary Data

See Financial Statements & Exhibits.

Item 14.  Changes In and Disagreement with Accountants on Accounting and Financial Disclosure

On June 10, 2010 we filed an Amended 8K report to Item 4.01 and stated the following:

In connection with the impending merger transaction of Extreme Home Staging, Inc. on June 4, 2010, the board of directors of Extreme Home Staging, Inc., hereinafter referred to as “we”, “us,” ‘our” or (the “Company”) dismissed Seale and Beers, CPAs as our independent auditors and engaged Marcum, LLC, an Independent Registered Public Accounting Firm (“Marcum”), to serve as our independent auditors.

Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, we report as follows:

(a) (i)  Seale and Beers, CPAs was terminated as our independent registered public accounting firm effective  on June 4, 2010.

(ii)      For the two most recent fiscal years ended September 30, 2009 and 2009,  Seale and Beers, CPAs  report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a “going concern” uncertainty.

(iii)     The termination of Seale and Beers, CPAs and engagement of Marcum were approved by our board of directors.

(iv)    Seale and Beers, CPAs did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal year ended September  30, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Seale and Beers, CPAs would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)     During the fiscal years ended September 30, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, we did not experience any reportable events.  However, Seale and Beers, CPAs  report on the financial statements for the years ended September 30, 2009 and 2008 contained an explanatory  paragraph which noted that there was substantial doubt  about Extreme’s ability to continue as a "Going Concern" due to its accumulated deficit, and negative cash flows from operations.

(b)  (i)    June 4, 2010, we engaged Marcum, LLC  to serve as our independent registered public accounting firm.

(ii)      Prior to engaging Marcum, we have not consulted Marcum regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with Marcum regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(iii)     We did not have any disagreements with Seale and Beers, CPAs, and therefore, did not discuss any past disagreements with Seale and Beers, CPAs.

(c)   We requested Seale and Beers, CPAs to furnish us  with a letter addressed to the SEC stating whether it  agrees with the statements made by us regarding Seale and Beers, CPAs.  We received the letter from Seale and Beers and filed it as Exhibit 16-1.

Item 15:    Financial Statements & Exhibits

Appended-  Index-  F-1- F-9.

Item 3.02   Unregistered Sales of Equity Securities

On June 11, 2010 we issued 10,000,000  shares of our common stock to Marckensie Theresias, the sole shareholder of Q Lotus Inc, for  total consideration of 100% of the outstanding shares of Q Lotus, Inc. . The number of our shares issued to Marckensie Theresias  was determined based on an arms-length negotiation. The issuance of our shares to Marckensie Theresias  was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Item 5.01:  Change in Control of the Registrant

The Company filed an 8K report on April 16, 2010 disclosing the following:

On April 16th 2010 (“Closing Date”), Extreme Home Staging,  Milka Fixler and Esther Ackerman, (collectively, the “Sellers”)  entered into a  Stock Purchase Agreement (the “Agreement”) with Marckensie Theresias,  (the “Purchaser”),  pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 8,850,000 common shares which represents  63% of the issued and outstanding shares of  the Company, to the Purchaser.  As a result of the Agreement, there was a change in control of the Company, and Markensie Theresias acquired controlling interest of the Company from the Sellers.

Pursuant to the Agreement, effective as of the close of business on April 16, 2010, Milka Fixler resigned from the Company’s Board of Directors and from her positions as Chief Executive Officer, President, Chief Financial Officer and Secretary respectively.   Marckensie Theresias was appointed to the board of directors of the Company.  Moreover, effective as of April 16, 2010 Marckensie Theresias  became Chief Executive Officer and President of the Company, replacing Milka Fixler as Chief Executive Officer, President and Chief Financial Officer of the Company.

On June 11, 2010 we entered into and closed an Agreement and Plan of Share Exchange   with Q Lotus, Inc., a  company organized under  the laws of the state of Nevada,  and its sole shareholder, Marckensie Theresias  pursuant to which we acquired 100% of the issued and outstanding capital stock of Q Lotus, Inc.  in exchange for  the issuance of 10,000,000  shares of our common stock, par value $0.0001.  The 10,000,000 shares we issued to Marckensie Theresias  which constituted 57.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange , on June 11, 2010 we entered into a cancellation agreement, or the Cancellation Agreement, with Marckensie Theresias  our controlling stockholder, whereby Marckensie Theresias agreed to the cancellation of 8,850,000  shares of our common stock owned by him.  On June 11, 2010 we consummated the Agreement and Share Exchange which resulted in the shareholders of Q Lotus, Inc. becoming our controlling shareholders. The description of the share exchange and the issuance of our common stock to the former shareholders of Q Lotus, Inc. is incorporated by reference herein from Item 1.01 and Item 2.01 above.

Other than the transactions and agreements disclosed in this Form 8-K and in the Form 8K filed April 16, 2010, we know of no other arrangements which may result in our change in control.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On June 15, 2010  the shareholders of the Company authorized an amendment to the  Articles of Incorporation to increase the authorized common  stock par value $0.0001 to 400,000,000 shares and increase the authorized “blank Check”  preferred shares to 100,000,000.  The Amendment was approved by the holders of 97% of the issued and outstanding shares of the Corporation’s voting capital stock.

Item 5.06:  Change in Shell Company Status

As described in Item 1.01 of this Form 8-K, on June 11, 2010 we entered into an Agreement and Plan of Exchange with Q Lotus,  Inc As a result, Q Lotus , Inc became the  wholly-owned subsidiary of Extreme Home Staging, Inc.  and the former shareholders of Q Lotus, Inc. received common stock representing approximately 57.6% of our issued and outstanding common stock. As the result of the consummation of the exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

On June 15,  2010 the Corporation’s Board of Directors and  a majority of shareholder approved a three for one  (3:1 ) forward split of the Corporation’s common stock, par value $0.0001 per share. The forward split will be legally effective as of (30 days following the closing of the Agreement and Plan of Share Exchange ) and following FINRA approval, the market effective date for the forward stock split is anticipated to July 18, 2010 or such other date as approved by FINRA. As a result of the forward stock split, every one shares of the Corporation’s old common stock will be converted three shares  of the Corporation’s new common stock.

The Board of Directors also voted to change the name of the Company to “Q Lotus Holdings, Inc.”

Once FINRA has approved the corporate actions effectuating the forward stock split and name change,  FINRA will issue a new symbol under which the Corporation’s common stock will be traded.

Item 9.01. Financial Statements and Exhibits.

Exhibits

(a) Exhibit index

Exhibit

3-2	Articles of Exchange
10-1	Agreement and Plan of Exchange
10-2	Cancellation Agreement
10-3	Mineral Rights Legend Property #1- Harley Dome #10
10-4	Mineral Rights Legend Property #2- Harley Dome #11
10-5	Mineral Rights Legend Property #3- Cora, Keenan, Kelso Claims
10-6	Mineral Rights Legend Property #4- Ramix Portfolio
10-7	Mineral Rights Legend Property #5- Lucky Strike Portfolio

Exhibits Incorporated By Reference
8K Report filed April 16, 2010	Stock Purchase Agreement between Milka Fixler et al and Marckensie Theresias, Change of Control
8K Report filed June 7, 2010	Change of Auditor- Exhibit 16-1 from Seale and Beers CPAs

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Extreme Home Staging, Inc.
Registrant
Date: June 15, 2010	/s/ Marckensie Theresias
President, Chief Executive Officer
/s/ Marckensie Theresias Chief Accounting Officer
/s/Marckensie Theresias Chief Financial Officer

Q LOTUS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2010 (DATE OF INCEPTION)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
Q Lotus, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Q Lotus, Inc. (the “Company”) (a development stage company) as of March 31, 2010, and the related statements of operations, stockholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q Lotus, Inc. (a development stage company) as of March 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

/s/ Marcum LLP

New York, NY
June  15, 2010

F1

Q LOTUS, INC. (A Development Stage Company)
BALANCE SHEET
MARCH 31, 2010 (DATE OF INCEPTION)

Assets

Current Assets
Cash	$804,882

Total Current Assets		$804,882

Current Liabilities
Accounts Payable	$1,192

Total Current Liabilities		$1,192

Stockholders' Equity
Common stock, $.001 per value;75,000,000 shares authorized,
1,000,000 shares issued and outstanding	1,000
Additional paid-in-capital	$803,882
Deficit accumulated during development stage	(1,192)

Total Stockholders' Equity		$803,690

Total Liabilities and Stockholders' Equity		$804,882

(The Accompanying Notes are an integral part of these financial statements )

F2

Q LOTUS, INC. (A Development Stage Company)
STATEMENT OF OPERATIONS
MARCH 31, 2010 (DATE OF INCEPTION)

Revenue	$ --

Operating Expenses	1,192

Net Loss	$ (1,192)

(The Accompanying Notes are an integral part of these financial statements )

F3

Q LOTUS, INC. (A Development Stage Company)
STATEMENT OF SHAREHOLDERS' EQUITY
MARCH 31, 2010 (DATE OF INCEPTION)

					Total
Per Share	Common Stocks		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in-Capital	Deficit	Equity

Balances - March 31, 2010 (date of inception)	--	$ --	$ --	$ --	$ --

Issuance of 1,000,000 shares of Common stock .08	1,000,000	1,000	803,882	--	804,882
to founding shareholder
Net loss	--	--	--	(1,192)	(1,192)

Balances - March 31, 2010	1,000,000	$ 1,000	$ 803,882	$ (1,192)	$ 803,690

\

(The Accompanying Notes are an integral part of these financial statements )

F4

Q LOTUS, INC. (A Development Stage Company)
STATEMENT OF CASH FLOWS
MARCH 31, 2010 (DATE OF INCEPTION)

Cash Flows from Operating Activities
Net Loss	$ (1,192)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating liabilities
Accounts Payable	$ 1,192

Net Cash Used in Operating Activities	--

Cash Flows from Financing Activities
Procceds from the issuance of common stock	804,882

Cash Provided by Financing Activities	804,882

Net Increase in Cash and Cash Equivalents	804,882

Cash and Cash Equivalents - Beginning	--

Cash and Cash Equivalents - Ending	$ 804,882

Supplemental Disclosure of Cash Flows Information

Cash paid during the period for:
Interest	$ --
Income taxes	$ --

(The Accompanying Notes are an integral part of these financial statements )

F5

Q LOTUS, INC.
(A Development Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2010 (DATE OF INCEPTION)

Note 1 - Organization

Q Lotus, Inc. (“Q Lotus” or the “Company”) is a Nevada Corporation formed on March 31, 2010.  The Company was formed to operate as a diversified investment company which plans to make capital investments in a variety of privately held companies.  The Company anticipates that the primary revenue-generating source will come from interest, dividends and capital appreciation from its capital investments (both loans and equity) in both (i) startup companies with proprietary technology and (ii)  medium sized businesses with an established operating history.

The Company plans to initiate corporate bond offerings and convertible debentures for the purpose of raising capital for the Company’s  planned investments,  utilizing as collateral a  portfolio of gold and other mineral assets to be acquired by Q Lotus, Inc. The Company plans to deploy funds raised in Secured Notes and Convertible Redeemable Debenture offerings.

Liquidity

As of May 17, 2010, the Company’s cash position was $66,000.  Since March 31, 2010, such funds were primarily used in operations to formulate its business plans and explore opportunities.   The Company needs to raise additional capital from external sources in order to sustain its operations while executing its business plan.  The Company cannot provide any assurance that it will raise additional capital. If the Company is unable to secure additional capital, it may be required to curtail its current operating expenses, modify its existing business plan and take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet is obligation.

Q Lotus, Inc.  plans to raise significant funds  in its Secured Note offering within 90-120 days from the date hereof and thereafter begin its investment strategy.   There can be no assurance the Company will be successful in executing its business plans.

As of March 31, 2010, the Company’s activities have been limited to its formation, and business planning.

F6

Q LOTUS, INC.
(A Development Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2010 (DATE OF INCEPTION)

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash.  As of March 31, 2010, the Company had no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company determines income taxes using the asset and liability approach which results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of those assets and liabilities, as well as operating loss and tax credit carryforwards, using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted the provisions of ASC 740, “Income Taxes” on March 31, 2010, it prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The interpretation requires that the Company recognize the impact of a tax position in its financial statements if it is more likely than not that the position will be sustained on audit, based on the technical merits of the position. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.  In accordance with the provision of ASC 740, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening balance of accumulated retained earnings.  The Company has not filed its first tax return, and therefore the Company has no uncertain tax positions that would require recognition in the financial statements at this time.

Recent Accounting Pronouncements

The Company adopted the provisions of ASC 855, “Subsequent Events” (formerly SFAS 165 “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The provisions of ASC 855 are effective for interim and annual reporting periods ending after June 15, 2009.  As the pronouncement only requires additional disclosures, the adoption did not have an impact on the Company’s financial position, results of operations or cash flows.

Note 3 - Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.  From time to time the Company's cash account balances exceed the Federal insurance limit of $250,000.  The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.  Accordingly, management does not believe that the Company was exposed to significant credit risk at March 31, 2010.

Note 4 - Subsequent Events

On April 16, 2010 in contemplation of the merger described below, the Company’s sole shareholder acquired 8,850,000 shares of Extreme Home Staging, Inc., a publicly owned Nevada Corporation (“EXSG”) for $266,620 from its former CEO, Milka Fixer and a consutlant.

On June 11, 2010, Q Lotus entered into and completed an Agreement and Plan of Share Exchange with EXSG. The transaction qualifies as a reorganization and tax-free exchange.

On April 16, 2010 in contemplation of the merger described below, the Company’s sole shareholder  Marckensie Theresias acquired 8,850,000 shares of Extreme Home Staging, Inc., a publicly owned Nevada Corporation (“EXSG”) for $266,620 from the former CEO Milka Fixler and a consultant.

At the time the exchange was completed,. (“EXSG”)  had 13,963,333 common shares par value $0.0001 outstanding,   including the 8,850,000 shares purchased by the Company’s founding stockholder.   Additionally, (“EXSG”)  had outstanding 1,113,333 Series A Warrants exercisable at $.50 per share and 1,113,333 Series B Warrants exercisable at $1.00 per share.     On April 21, 2010, subsequent to the exchange,  the Company issued 2,226,666 common shares upon exercise of all of the warrants.

 EXSG agreed to acquire all of the Q Lotus Common Stock from the Q Lotus Stockholder in exchange for 10,000,000 newly issued shares of EXSG common stock.  As a condition of the exchange agreement, the 8,850,000 shares, as described above, were cancelled.  It is anticipated that the name of the parent company will be changed to Q Lotus, Holdings, Inc.  After the merger was completed there is a total of 17,339,999 common shares outstanding.

The completion of transactions as described above will be accounted for as a “reverse merger” and recapitalization since the stockholder of Q Lotus will now control the combined company following the completion of the transactions.

On May 10, 2010, Q Lotus entered into four mineral rights agreements, whereby the Company acquired the mining rights of property located in Utah, Arizona, Oregon, and Canada in exchange for a revenue sharing arrangement.

F7

Q LOTUS, INC.
EXTREME HOME STAGING, INC.
 INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
 (Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger between Q Lotus, Inc. (“Q Lotus”) and Extreme Home Staging, Inc., (“Extreme”),  in an Agreement and Plan of  Merger  Effective on June 14, 2010, Extreme was merged with Q Lotus whereby 100% of the common shares of Q Lotus were exchanged for 10,000,000 newly issued shares, of Extreme a public corporation. Upon completion of the merger, Extreme will change its name to Q Lotus Holdings, Inc.

In Contemplation of the Merger, the sole shareholder of Q Lotus borrowed funds from the Company in April 2010 and acquired 63% (8,850,000 shares) of the common shares of Extreme for $266,620. Upon consummation of the merger, these shares were cancelled.

As a result of these transactions, the former owner of Q Lotus became the controlling stockholder of Extreme. Accordingly, the merger of Extreme and Q Lotus is a reverse merger that has been accounted for as a recapitalization of Q Lotus, which is deemed to be the accounting acquirer. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheets of Q Lotus and Extreme as if the recapitalization has occurred on March 31, 2010. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2010 (the fiscal year of Q Lotus, the accounting acquirer) combines the historical statements of operations of Extreme and Q Lotus for the year ended March 31, 2010 and gives pro forma effect to the recapitalization as if it were completed at the beginning of the year. References to notes are made to the pro forma statements and a detailed explanation of these combinations are presented herein.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical  financial statements of Q Lotus for the year ended March 31, 2010 and the historical financial statements of Extreme, as filed with the Securities and Exchange Commission and issued in its Form 10-K for the year ended September 30, 2009.

These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Extreme Home Staging, Inc. and Q Lotus, Inc.
Pro Forma Condensed Combined Balance Sheet
March 31, 2010
(Unaudited)

				Pro Forma Adjustments
		(b)	(a)
	Note	Extreme Home	Q Lotus,				Pro Forma
	Ref.	Staging Inc.	Inc.	Debit		Credit	Combined

CURRENT ASSETS
Cash	(c)	$637	$804,882	$		$266,620	$538,899
TOTAL ASSETS		637	804,882			266,620	538,899

CURRENT LIABILITIES
Accounts payable		1,750	1,192				2,942
Note Payable – Related Party		9,300					9,300
TOTAL LIABILITIES		11,050	1,192				12,242

EQUITY
Common stock par value	(c)	1,396	1,000		885		1,511
Additional paid in capital	(d) (c)	283,004	803,882		294,813	885	792,958
Accumulated deficit	(d)	(294,813)	(1,192)		266,620	294,813	(267,812)
TOTAL EQUITY		(10,413)	803,690		562,318	295,698	526,657

TOTAL LIABILITIES AND EQUITY		$637	$804,882		562,318	562,318	$538,899

(a)	Derived from the audited balance sheet of Q Lotus, Inc. as of March 31, 2010
(b)	Derived from the unaudited balance sheet of Extreme Home Staging, Inc. as of March 31, 2010 included its Form 10Q filed with the SEC.
(c)	To Reflect the Recapitalization of Q Lotus pursuant to the Merger. Based upon the Exchange of Common shares of Q Lotus being exchanged for 10,000,000 shares of common stock of Extreme.
(d)	Reflects the elimination of Extreme accumulated deficit in connection with the recapitalization (reverse merger) of Q Lotus.

F8

Extreme Home Staging, Inc. and Q Lotus, Inc.
Pro Forma Condensed Combined Statement of Operations
March 31, 2010
(Unaudited)

.

				Pro Forma Adjustments
		(b)	(a)
	Note	Extreme Home	Q Lotus					Pro Forma
	Ref.	Staging Inc.	Inc.	Debit		Credit		Combined

Revenues		$-	$-	$		$		$-

Operating Expenses
General and Administrative	(c)	8,494	1,192		266,620		8,494	267,812
Officers’ compensation		24,000					24,000
Rent – Related Party		9,000					9,000
Amortization Expense		1,400					1,400
Website Impairment Exp.		4,900					4,900
Professional Fees - Related		86,000					86,000
Legal Expense – Org Q Lotus
Total Operating Expenses		133,794	1,192		266,620		133,794	267,812

Net Loss before Income Taxes		(133,794)	(1,192)		266,620		133,794	(267,812)

Net (Loss)		(133,794)	(1,192)		266,620		133,794	(267,812)

Net (loss) attributable to common Stockholders		$(133,794)	$(1,192)		$266,620		$133,794	$(267,812)

Pro Forma weighted average common shares outstanding Basic and Diluted:	(d)	13,963,333						15,113,333

Pro Forma (loss) per common share: Basic and diluted		$(0.01)-						$(0.02)

 NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

(a)	Derived from the audited statement of operations for year ended March 31, 2010.

(b)
Derived from the audited income statements of Extreme for the year ended September 30, 2009 and included in its Form 10-K filed with the SEC and the unaudited quarterly financial statements for 2009 included in its Form 10-Q’s filed with the SEC. The results of operations of March 31, 2010 were derived by adding the six months ended March 31, 2010 and deducting six months ended March 31, 2009 from the results of operations for the year ended September 30, 2009.

(c)	To reflect the purchase of 8,850,000 outstanding common share of Extreme Home Staging, Inc. on April 16, 2010.
(d)	To reflect the issuance of 10,000,000 shares and retirement of 8,850,000 shares.

F9